Exhibit 10.1
April 3, 2024
Sadot Group Inc.
1751 River Run, Suite 200
Fort Worth, Texas 76107
Attention: CEO
Email: Michael.Roper@sadotco.com

Dear Michael:
I am writing on behalf of YA II PN, Ltd (the “Investor”), which is managed by Yorkville Advisors Global, L.P. Reference is made to (i) the Pre-Paid Advance Agreement entered into between Sadot Group Inc. (the “Company”) and the Investor dated September 22, 2023 (the “Agreement”), (ii) the Convertible Promissory Note issued by the Company to the Investor dated September 22, 2023 in the original principal amount of $3,000,000 (the “First Note”) and (iii) the Convertible Promissory Note issued by the Company to the Investor dated October 30, 2023 in the original principal amount of $1,000,000 (the “Second Note” and collectively with the First Note, the “Notes”). As of the date hereof, the Second Note has been repaid in full and the outstanding principal balance on the First Note is $2,650,000. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Notes or the Agreement, as applicable.

The parties hereby agree as follows:

A.The Company shall make payments to the Investor on the dates and in the amounts as follows:

Payment Date	Note	Principal	Interest (6%)	Payment Premium (8%)	Total Payment
5/1/24	SDOT-1	$350,000	$18,295.89	$28,000	$396,295.89
6/1/24	SDOT-1	$350,000	$11,720.55	$28,000	$389,720.55
7/1/24	SDOT-1	$350,000	$9,616.44	$28,000	$387,616.44

B.During the period beginning on the date hereof and ending on August 1, 2024, the Investor agrees that:
i.the application of any monthly payments that may become due and payable pursuant to Section 1(c) of the Notes (i.e., as a result of a Floor Price Trigger, or Exchange Cap Trigger) shall be suspended; and
ii.the Investor shall not effect any Investor Notices of Conversions Notices, unless the Conversion Price is equal to the Fixed Price, or with the consent of the Company.

Notwithstanding the foregoing, the Investor’s obligations set forth in paragraph B above shall terminate prior to the expiration of such period upon the occurrence of any Event of Default, or failure by the Company to make any of the payments in accordance with paragraph A above.

The payments required herein shall be paid to the Investor by wire transfer of immediately available funds to the account attached hereto.

Sincerely,
/s/ David Fine
David Fine
Senior Legal Counsel

Agreed and accepted on this 10 day of April 2024 by:

SADOT GROUP INC.

By:	/s/ Kevin Mohan
Name:	Kevin Mohan
Title:	Chairman